UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2008

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2008, Target Corporation’s Board of Directors announced that Bob Ulrich, chief executive officer and chairman of the board, will retire as CEO effective May 1, 2008. Gregg Steinhafel, president, was named by the board to succeed Ulrich as chief executive officer. Ulrich will remain chairman of the board through the end of fiscal 2008. A copy of the press release on this topic is attached hereto as Exhibit (99) A.

Item 8.01               Other Events.

On January 10, 2008, Target Corporation issued a News Release relating to its December sales results. The News Release is attached hereto as Exhibit (99) B. Forward-looking statements in this release should be considered in conjunction with the cautionary statements in Exhibit (99) A to Target Corporation’s 2006 Form 10-K.

On December 19, 2007, Target Corporation issued a News Release to provide on update on its review of ownership alternatives with respect to its credit card receivables. The News Release is attached hereto as Exhibit (99) C. Forward-looking statements in this release should be considered in conjunction with the cautionary statements in Exhibit (99) A to Target Corporation’s 2006 Form 10-K.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

(99) A  News Release dated January 9, 2008 relating to CEO succession.

(99) B  News Release dated January 10, 2008 relating to December Sales Release.

(99) C  News Release dated December 19, 2007 relating to credit card receivables.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: January 10, 2008	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, General Counsel and Corporate Secretary